THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING
            SUBMITTED PURSUANT TO RULE 901(d) OF REGULATION S-T

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): September 5, 2000


                          COLLINS INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)

                                  Missouri
              (State or other jurisdiction of incorporation)

               0-12619                         43-0985160
        Commission File Number        (IRS Employer Identification No.)

       15 Compound Drive, Hutchinson, Kansas              67502
       (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code   (316) 663-5551

                                         N/A
       (Former name or former address, if changed since last report)


    Item 5.   Other Events.

    Exhibit  1  - (Press Release of September 5, 2000) is hereby incorporated by reference.

                             SIGNATURE

    Pursuant to the requirements of the Securities Exchange
    Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              COLLINS INDUSTRIES, INC.

                                              By: /s/ Larry W. Sayre
                                                  Larry W. Sayre
                                                  Vice President - Finance and
                                                  Chief Financial Officer

     Date:     September 5, 2000

                                   EXHIBIT INDEX

     Exhibit                Description                       Page

        1             Press release of September 5, 2000        1


                                   Exhibit 1
     NEWS RELEASE

     For Immediate Release
     September 5, 2000

                    Collins Industries Expands into Road Construction
                       Equipment Market with Acquisition of Waldon

    Hutchinson, Kansas, September 5, 2000 . . . . Collins Industries, Inc.
    (NASDAQ: COLL) announced today a definitive agreement to purchase certain assets of Waldon, Inc., a leading manufacturer of industrial and construction equipment based in Fairview, Oklahoma, with $16.5 million in sales last year. The Company expects the cash acquisition to be accretive to earnings and anticipates that it will be finalized by the end of this month. The price of the acquisition was not disclosed.

    Waldon is an industry leader in the road construction and industrial rental sweeper markets with the Waldon and Lay-Mor product lines.
    The Lay-Mor three-wheeled sweeper is the market leader in the industrial rental sweeper market segment with the Waldon four-wheel sweeper being second largest in the road construction market segment. Waldon also manufactures a full line of articulated four-wheel drive loaders, rough terrain lift trucks and attachments, and other construction equipment including a compact loader backhoe and dozer. These products are principally sold in both commercial and rental markets through direct sales and distributors throughout the United States. The Company believes export sales of these products through existing international distributor relationships represents a promising opportunity. All of these Waldon and Lay-Mor product lines will be acquired by Collins Industries.

    "The acquisition of these Waldon product lines provides our specialty vehicle company an entry into the road construction market, with products in market niches for contractors and equipment rental dealers that historically have not been large enough to attract large capital intensive competitors. It also provides us the ability to take advantage of ongoing market growth from national highway infrastructure projects through TEA-21, the Transportation Equity Act for the 21st Century which will inject billions of tax dollars into road construction in the years ahead," said Donald Lynn Collins, President and CEO of Collins Industries.

    "The Waldon acquisition enhances our commitment to be the nation's leading manufacturer of specialty vehicles, underscoring our goal of building long-term shareholder value. This acquisition will provide synergies in purchasing, distribution and management while providing Collins Industries new growth opportunities in the road construction and industrial equipment rental markets. Waldon has been in business for over 43 years, building a reputation for quality, durability and innovation in the markets they serve. We look forward to making them a part of the Collins Industries family," he added.

    Collins Industries is the world's largest manufacturer of ambulances (including medical attack vehicles, rescue vehicles and fire emergency vehicles), North America's largest producer of Type "A" small school buses, and the nation's second largest manufacturer of terminal trucks. Since 1971, Collins Industries has grown to over 1,000 employees in five plants comprising over one million combined square feet of manufacturing space. The Company sells its products throughout the Unites States and abroad.

    This press release contains historical and forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
    The Company believes the assumptions underlying these forward-looking statements due to certain risks and uncertainties, including, but not limited to, changes in product demand, the availability of chassis, adequate direct labor pools, changes in competition, interest rate fluctuations, development of new products, various inventory risks due to changes in market conditions, changes in tax and other governmental rules and regulations applicable to the Company, substantial dependence on their parties for product quality, reliability and timely fulfillment of order and other risks as indicated in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date released or to reflect the occurrence of unanticipated events.

    Contact: Larry W. Sayre
             Vice President-Finance & CFO
             (316) 663-5551

             Carl Thompson, CEO
             Kevin Campbell, Account Executive
             Carl Thompson Associates
             (800) 959-9677